Exhibit 99.1

Corning Incorporated
www.corning.com

News Release

FOR RELEASE — JANUARY 15, 2014

Corning Completes Acquisition of Samsung Corning Precision Materials

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) announced today that it has completed the previously announced plan to obtain full ownership of Samsung Corning Precision Materials, Co., Ltd. (SCP), formerly an unconsolidated equity venture with Samsung Display Co., Ltd., which manufactures LCD glass in Korea.

In connection with the acquisition, Corning issued new convertible preferred shares to Samsung Display with an aggregate face amount of $1.9 billion. Samsung Display made an additional investment in Corning by purchasing another $400 million of the new convertible preferred shares.

This acquisition is expected to deliver important financial and strategic benefits to Corning. By gaining full control of its global fusion-glass manufacturing platform, the company can achieve greater flexibility in asset use, improved operational efficiencies, and better positioning for new specialty-glass market opportunities. The company anticipates that shareholders will benefit from increased earnings and incremental free cash flow.

“We are eager to move forward with this very exciting opportunity to extend Corning’s leadership in specialty glass, drive earnings growth, and continue to strengthen our collaboration with Samsung, one of the world leaders in consumer electronics. We consider Samsung’s investment in Corning to be a great vote of confidence,” said Wendell P. Weeks, chairman and chief executive officer.

“SCP’s talented team of professionals has a proven history of delivering customer-driven results. We will build a bright future together through our outstanding combination of technology development, customer service, and manufacturing excellence,” he added.

Operating under the new name of Corning Precision Materials Korea Co., Ltd, the former SCP organization and operations will combine with Corning’s Display Technologies segment through a phased business-integration plan.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials;

Corning Completes Acquisition of Samsung Corning Precision Materials

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new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

About Corning Incorporated

Corning Incorporated (www.corning.com) is the world leader in specialty glass and ceramics. Drawing on more than 160 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. Our products include glass substrates for LCD televisions, computer monitors and laptops; ceramic substrates and filters for mobile emission control systems; optical fiber, cable, hardware & equipment for telecommunications networks; optical biosensors for drug discovery; and other advanced optics and specialty glass solutions for a number of industries including semiconductor, aerospace, defense, astronomy, and metrology.

Media Relations Contact:

Daniel F. Collins

(607) 974-4197

collinsdf@corning.com

Investor Relations Contact:

Ann H.S. Nicholson

(607) 974-6716

nicholsoas@corning.com

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